Exhibit 10.01

GOOGLE RESTRICTED STOCK UNIT AMENDMENT AGREEMENT

THIS GOOGLE RESTRICTED STOCK UNIT AMENDMENT AGREEMENT (this “Agreement”) dated as of 9-Sept-2015 is between Google Inc., a Delaware corporation (“Google”), and Omid Kordestani (“Executive”).

WHEREAS, Executive was previously granted two awards of Google restricted stock units (“GSUs”) pursuant to a Google Restricted Stock Unit Agreements dated 05-Nov-2014 for award C190596 (the “Biennial Grant Agreement”) and a Google Restricted Stock Unit Grant Agreement dated 05-Nov-2014 for award C190595 (the “Return Grant Agreement”) between Executive and Google;

WHEREAS, the Grant Agreements may not be amended other than by written agreement between the parties;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Google and Executive hereby agree as follows:

(1)     Effective upon the date Executive ceases to hold his current position of Senior Vice President, Chief Business Officer of Google, currently expected to be September 30, 2015 (the “Transition Date”), subject to satisfaction of all applicable Tax-Related Items (as defined in the Biennial Grant Agreement), (i) all unvested GSUs granted under the Biennial Grant Agreement will be cancelled and Executive will have no further rights under such agreement and (ii) Google Inc. will make payment to Executive settled in cash (but in no event later than thirty (30) days following the Transition Date) with such payment to be calculated by the method outlined below:
1. Proration assumes monthly vesting from the month after grant date through last day; "Earned" is number of months from month after grant through Sep-15; "Total" is number of months over complete vesting period
2. Award value to be based on 90-calendar-day average close price of GOOG Class C stock as of Transition Date

(2)     Effective upon the Transition Date, subject to satisfaction of all applicable Tax-Related Items (as defined in the Return Grant Agreement), (i) all unvested GSUs granted under the Return Grant Agreement will be cancelled for no consideration and Executive will have no further rights under the Return Grant Agreement.

(3)    Google shall withhold from the payments made under this Agreement an amount sufficient to satisfy federal, state and local withholding tax requirements.

Signatures Follow on Next Page

Exhibit 10.01

IN WITNESS WHEREOF, the undersigned have executed this Google Restricted Stock Unit Amendment Agreement as of the date first written above.

GOOGLE INC.
a Delaware corporation

By:	/s/ Laszlo Bock
Name: Laszlo Bock
Title: SVP People Operations

EXECUTIVE

By:	/s/ Omid Kordestani
Omid Kordestani